EXHIBIT 24
LIMITED POWER OF ATTORNEY
                                                                           *
Know all by these presents that the
undersigned hereby constitutes and
appoints each of Jenette L. Eck and Donna
Kowalski, signing individually, the
undersigned's true and lawful
attorney-in-fact to:
1.	execute for and on behalf of the
undersigned, in the undersigned's capacity
as an officer and/or director of VIST
Financial Corp. (the Company), Forms 3, 4,
and 5 in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and
the rules thereunder;
2.	do and perform any and all acts for
and on behalf of the undersigned which
may be necessary or desirable to complete
and execute any such Form 3, 4, or 5 and
timely file such form with the United States
Securities and Exchange Commission and
any stock exchange or similar authority;
and
3.	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
       The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.
       The undersigned hereby authorizes
each such attorney-in-fact to file any
original or copy of this Limited Power of Attorney with any institution or person or in any public office, including the United
States Securities and Exchange
Commission.
       This Limited Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the
undersigned's holdings of transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
       Any provision of this Limited
Power of Attorney judicially determined to be unenforceable or invalid for any reason shall be entirely disregarded and such determination shall not affect or impair the other provisions hereof.
       IN WITNESS WHEREOF, the
undersigned has caused this Limited Power of Attorney to be executed as of this _18th day of _April______________, 2012.
       Michael L. Shor
       Signature
       Michael L. Shor
       Print Name


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